CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Barnabus Enterprises Ltd., a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ended February 28, 2003, as filed with the Securities and Exchange Commission (the "Report"), Victoria Chen, President and Secretary (Principal Executive Officer) of the Company, and Kerry K.W. Nagy, Treasurer (Principal Financial Officer) of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 27, 2003	/s/ Victoria Chen Victoria Chen Principal Executive Officer
Date: October 27, 2003	/s/ Kerry K.W. Nagy Kerry K.W. Nagy Principal Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Barnabus Enterprises Ltd. and will be retained by Barnabus Enterprises Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.]